UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2020 (November 15, 2020)

SOUTH STATE CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina (State or Other Jurisdiction of Incorporation)	001-12669 (Commission File Number)	57-0799315 (IRS Employer Identification No.)

1101 First Street South, Suite 202, Winter Haven, FL (Address of principal executive offices)	33880 (Zip Code)

(863) 293-4710

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $2.50 per share	SSB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01    Entry into a Material Definitive Agreement

On November 15, 2020, South State Corporation (the “Company”) entered into a ninth amendment to its Credit Agreement (the “Agreement”) with U.S. Bank National Association (the “Lender”) dated October 28, 2013.  The Agreement provides for a $100.0 million unsecured line of credit to the Company.  The maturity date of the Agreement is November 15, 2021, provided that the Agreement may be extended subject to the approval of the Lender.

Borrowings by the Company under the Agreement will bear interest at a rate per annum equal to 2.00% plus the greater of (i) 0.00% and (ii) one-month LIBOR rate quoted by the Lender from Reuters Screen LIBOR01 Page or any successor thereto, as described in further detail in the Agreement. For a period of not less than 30 consecutive days during each 12-month period of the Agreement, the Company must prepay so much of the aggregate outstanding principal amount of loans as is necessary to reduce the aggregate outstanding amount of loans to an amount equal to zero dollars at all times during such 30-day period. The Company currently has no outstanding loans under the Agreement.

Under the terms of the Agreement, each quarter, the Company is required to pay an unused commitment fee in an amount equal to the “Commitment Fee Percentage” times the difference between the outstanding revolving loan commitments and the average daily principal balance of loans outstanding under the Agreement. As the average balance outstanding increases, the unused commitment fee decreases. The applicable Commitment Fee Percentage shall be, for any fiscal quarter (or portion thereof), (a) 0.35%, if the average aggregate balance of certain U.S. Bank convertible money market deposit account and eurodollar investments of the Company and its bank subsidiaries for such fiscal quarter (the “Investment Balance”) is less than $50.0 million, (b) 0.15%, if the Investment Balance for such fiscal quarter is equal to or greater than $50.0 million but less than $100.0 million, and (c) 0.00%, if the Investment Balance for such fiscal quarter is equal to or greater than $100.0 million.

The Agreement contains customary representations, warranties, covenants and events of default, including, without limitation, financial covenants requiring that the Company (i) maintain a total risk-based capital ratio not less than 11.00% as of the last day of any fiscal quarter, (ii) maintain a “well-capitalized” status at all times, (iii) not permit the Company’s non-performing assets to tangible capital ratio to exceed 12.00%, (iv) with respect to the Company, maintain a Fixed Charge Coverage Ratio of not less than 1.35 to 1, at the end of each fiscal quarter, and (v) with respect to the Company, at all times maintain liquidity of not less than $25.0 million. In addition, the Agreement includes a covenant with respect to the Company that limits subordinated holding company indebtedness, subject to certain exceptions, including a basket for up to $450.0 million of such indebtedness.

Capitalized terms used in this Form 8-K but not defined herein shall have the meanings ascribed to them in the Agreement. The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The relevant disclosure set forth in Item 1.01 above is incorporated herein by reference in response to this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

Exhibit 10.1	Amendment No. 9, dated as of November 15, 2020, to Credit Agreement, dated as of October 28, 2013, by and between South State Corporation, as borrower, and U.S. Bank National Association, as lender

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH STATE CORPORATION
(Registrant)

By:	/s/ William E. Matthews, V
William E. Matthews, V
Senior Executive Vice President and Chief Financial Officer

Date: November 16, 2020

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